UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006 (November 3, 2006)

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300 Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 682-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 3, 2006, Mid-America Apartment Communities, Inc. (the “Company”) entered into a Controlled Equity Offering Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., as sales agent, for the purpose of selling shares of its common stock, par value $0.01 per share, in at-the-market offerings or negotiated transactions. In accordance with the terms of the Agreement, the Company may issue and sell up to 2,000,000 shares of its common stock, from time to time, in at-the-market offerings or negotiated transactions through Cantor Fitzgerald & Co. Cantor Fitzgerald & Co. will be entitled to compensation equal to 2 1/4% of the gross sales price per share for the first 500,000 shares sold under the Agreement and 2% of the gross sales price per share for any additional shares of common stock sold under the Agreement.

The Agreement has been filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
1.1	Controlled Equity Offering Sales Agreement, dated November 3, 2006, by and between Mid-America Apartment Communities, Inc. and Cantor Fitzgerald & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: November 3, 2006	By:	/s/ Simon R. C. Wadsworth
Simon R.C. Wadsworth
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
1.1	Controlled Equity Offering Sales Agreement, dated November 3, 2006, by and between Mid-America Apartment Communities, Inc. and Cantor Fitzgerald & Co.